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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                DECEMBER 9, 2003
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)



                                  DSL.NET, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          DELAWARE                     000-                    06-1510312
(STATE OR OTHER JURISDICTION          (COMMISSION            (IRS EMPLOYER
      OF INCORPORATION)               FILE NUMBER)         IDENTIFICATION NO.)


                              545 LONG WHARF DRIVE
                          NEW HAVEN, CONNECTICUT 06511
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (203) 772-1000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



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ITEM 5.  OTHER EVENTS.

            On July 18, 2003, DSL.net, Inc. ("DSL.net") entered into a Note and Warrant Purchase Agreement (the "Note and Warrant Purchase Agreement") with Deutsche Bank AG London, acting through DB Advisors LLC as Investment Agent ("Deutsche Bank"), VantagePoint Venture Partners III (Q), L.P., VantagePoint Venture Partners III, L.P., VantagePoint Communications Partners, L.P. and VantagePoint Venture Partners 1996, L.P. (collectively, the "Investors") relating to the sale and purchase of an aggregate of (i) $30,000,000 in senior secured promissory notes (the "Notes") and (ii) warrants to purchase 157,894,737 shares of DSL.net's common stock for a period of three years at an exercise price of $0.38 per share (the "Warrants"). The aggregate purchase price for the Notes and Warrants was $30,000,000.

            Subject to the terms and conditions of the Note and Warrant Purchase Agreement, DSL.net issued an aggregate of $30,000,000 in principal amount of Notes to the Investors on July 18, 2003. Principal on the Notes is payable in a single payment on July 18, 2006. The Notes provide for an annual interest rate of 1.23%, payable in cash quarterly in arrears commencing on October 18, 2003, unless DSL.net elects to capitalize such interest and pay it together with the principal amount of the Notes at maturity on July 18, 2006. Pursuant to the terms of an Agency, Guaranty and Security Agreement (the "Security Agreement") by and among DSL.net, certain of DSL.net's subsidiaries, Deutsche Bank Trust Company Americas, as administrative agent, and the Investors, DSL.net's obligations under the Notes are secured by a security interest in a majority of the personal property and assets of DSL.net and certain of its subsidiaries.

            Pursuant to the terms and conditions of the Note and Warrant Purchase Agreement, DSL.net issued a warrant (the "Initial Warrant") to purchase 12,950,000 shares of its common stock to Deutsche Bank on July 18, 2003.

            Pursuant to the terms and conditions of the Note and Warrant Purchase Agreement, DSL.net was obligated to issue the remaining Warrants (the "Additional Warrants") to purchase an aggregate of 144,944,737 shares of its common stock to the Investors upon the satisfaction of the following conditions:

            o Stockholder approval of (i) amendments to DSL.net's certificate of incorporation to, among other things, increase the authorized number of shares of DSL.net's common stock, and (ii) the issuance of the Warrants (collectively, the "Required Stockholder Approvals"); and

            o Receipt of regulatory approvals from certain state public utility commissions.

            DSL.net received the Required Stockholder Approvals at its annual meeting of stockholders held on October 14, 2003. As of December 9, 2003, all required regulatory approvals had been satisfied and thus the Additional Warrants were issued on such date.

            The proceeds from the sale of the Notes and Warrants will be used by DSL.net for general corporate purposes, including acquisitions, the expansion of DSL.net's sales and marketing activities and repayment of debt and lease obligations. DSL.net has paid, or paid into escrow, approximately $10.2 million for the repayment of its debt and lease obligations (including repayment of all of its obligations under its bank credit facility, certain capital leases and a note issued by DSL.net to Network Access Solutions Corporation in connection with an acquisition).

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            A copy of a specimen of the Note is incorporated by reference hereto as Exhibit 4.01, a copy of a specimen of the Warrant is incorporated by reference hereto as Exhibit 4.02, and a copy of the Note and Warrant Purchase Agreement is incorporated by reference hereto as Exhibit 10.01. The description of each of the foregoing documents contained in this Current Report on Form 8-K is qualified in its entirety by reference to such documents.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c)  Exhibits.

      Exhibit
      Number                        Exhibit
      ------                        -------

      4.01 Form of Senior Secured Promissory Note (incorporated by reference to Exhibit 4.01 filed with our Form 8-K on August 4,
                2003).

      4.02 Form of Warrant to Purchase Shares of Common Stock (incorporated by reference to Exhibit 4.02 filed with our Form 8-K on August 4, 2003).

      10.01 Note and Warrant Purchase Agreement dated as of July 18, 2003, by and among DSL.net and the investors named therein (incorporated by reference to Exhibit 10.01 filed with our Form 8-K on August 4, 2003).






























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                                   SIGNATURES



       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               DSL.NET, INC.



Dated:  December 19, 2003                      By: /S/ Walter Keisch
                                               ---------------------------------
                                               Name:  Walter Keisch
                                               Title:    Vice President- Finance





























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                                INDEX TO EXHIBITS


      Exhibit
      Number                        Exhibit
      ------                        -------

      4.01 Form of Senior Secured Promissory Note (incorporated by reference to Exhibit 4.01 filed with our Form 8-K on August 4,
                2003).

      4.02 Form of Warrant to Purchase Shares of Common Stock (incorporated by reference to Exhibit 4.02 filed with our Form 8-K on August 4, 2003).

      10.01 Note and Warrant Purchase Agreement dated as of July 18, 2003, by and among DSL.net and the investors named therein (incorporated by reference to Exhibit 10.01 filed with our Form 8-K on August 4, 2003).




















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